SPECIAL WARRANTY DEED


STATE OF SOUTH CAROLINA
                                          KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF RICHLAND

      HARBOR LANDING AP XI, L.P., a South Carolina limited partnership (hereinafter called "Grantor"), for and in consideration of the sum of FOUR MILLION, EIGHT HUNDRED SIXTY THOUSAND and No/100 ($4,860,000.00) in hand paid by NEW PLAN REALTY TRUST, a Massachusetts business trust (hereinafter called "Grantee"), whose mailing address is 1120 Avenue of Americas, 12th Floor, New York, New York 10036, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain tract or parcel of land situated in Richland County, South Carolina and more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with Grantor's rights and interests in all improvements, structures and fixtures located thereon and all rights, titles and interests of Grantor appurtenant thereto (all of the above-described properties being hereinafter collectively referred to as the "Property"). This conveyance is made and accepted subject to (a) general real estate taxes on the Property for the current year which Grantee assumes and agrees to pay, (b) zoning laws and regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and (c) the matters set forth on Exhibit "B" attached hereto and made a part hereof for all purposes (all of the foregoing being hereinafter collectively referred to as the "Permitted Exceptions").

      TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

      Current ad valorem taxes on the Property having been prorated, Grantee hereby assumes the obligation for payment thereof.



      IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor to be effective for all purposes as of the _____ day of September, 1995.

                      GRANTOR:

                      HARBOR LANDING AP XI, L.P.
                      a South Carolina limited partnership







                            By: Angeles Partners XI GP Limited Partnership, a South Carolina limited partnership, in its capacity as general partner and to confirm its primary, joint and several liability








                            By: Angeles Realty Corporation II, a California corporation, in its capacity as general partner and to confirm its primary, joint and several liability

/s/Marus McCall                     By:/s/ Robert D. Long, Jr.
First Witness                     Title:CAO/Controller

/s/Kelley M. Buechler
Second Witness

STATE OF    SC

COUNTY OF GREENVILLE

      PERSONALLY appeared before me the undersigned witness, who being duly sworn, deposes and says that (s)he saw the within named Robert D. Long, Jr. Chief Accounting Officer and Controller of Angeles Realty Corporation II, a California corporation as general partner of Angeles Partners XI GP Limited Partnership, a South Carolina limited partnership as general partner of HARBOR LANDING AP XI, L.P., a South Carolina limited partnership ("Partnership"), sign, seal and as his/her act and deed, sign and deliver the within written instrument by and on behalf of the Partnership; and that (s)he, along with the other witness whose signature appears above, witnessed the execution thereof.



                            /s/Marcus McCall
                            First Witness

SWORN to before me this 5th
day of September, A.D. 1995.

/s/Kelley M. Buechler
Notary Public
My commission expires:1/17/2000

[NOTARY SEAL]

                                    EXHIBIT A

                              PROPERTY DESCRIPTION


                  [Attach legal description from the Contract]


                                    EXHIBIT B

                              PERMITTED EXCEPTIONS


1. Right of Way Easement from Fountain Lake Apartments Limited Partnership, recorded September 14, 1973 in the office of the RMC for Richland County in Deed Book D-293, Page 104.

2.    Easement and Restrictions contained in Deed from Fountain Lake to Dorothy
      A. Poston, dated January 31, 1974 and recorded February 6, 1974 in the office of the RMC for Richland County in Deed Book D-306, Page 114.

3. Terms and conditions contained in agreement as to maintenance, upkeep and ownership of lake on Burnside tract by and between Marian T. Burnside, Jr., Harriet Newman Burnside and Harriet Felon Burnside Richmond and Fountain Lake, dated November 29, 1972 and recorded December 1, 1972 in the office of the RMC for Richland County in Deed Book D-264, Page 21.

4. Rights of upper and lower riparian owners in and to the waters of the lake crossing or adjoining the property conveyed hereby, and the natural flow thereof, free from diminution or pollution.

5. Grantor gives no warranties as to the exact amount of acreage contained in the property described on Exhibit A.

6. Easement granted to The City of Columbia, dated March 19, 1984 and recorded March 19, 1994 in the Office of the R.M.C. for Richland County in Deed Book D-686 at page 249.

7. Matters revealed by plat prepared for New Plan Realty Trust by B.P. Barber and Associates dated August 14, 1995.